CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form SB-2 for Desert Native Designs, Inc., of our report dated March 12, 1996, relating to the December 31, 1995 financial statements of Desert Native Designs, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
October 7, 1996